SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 1, 2004

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

    On June 1, 2004, Jean R. Hale, President and CEO of Community Trust Bancorp, Inc. (the “Company”) will be attending analyst meetings in Chicago, Illinois. In connection with the meetings, a presentation will be made that is accompanied by a series of slides. These slides include information relating to the Company’s current and historical financial results, as well as future performance goals. A copy of these slides is attached hereto as Exhibit 1.

    The information included in the slides relating to the Company’s concentrations of credit for the first quarter 2004 is being furnished pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition,” of Form 8-K.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	June 1, 2004	/s/ Jean R. Hale

Jean R. Hale
Vice Chairman, President and Chief Executive Officer